Kewaunee Scientific Reports
Results for First Quarter of Fiscal Year 2026

Exchange:    NASDAQ (KEQU)                Contact:    Donald T. Gardner III
                                    704/871-3274

STATESVILLE, N.C. September 10, 2025 – PRNewswire / Kewaunee Scientific Corporation (NASDAQ: KEQU) today announced results for its first quarter ended July 31, 2025.

Fiscal Year 2026 First Quarter Results:

Sales during the first quarter of fiscal year 2026 were $71,104,000, an increase of 46.9% compared to sales of $48,393,000 from the prior year's first quarter. Pre-tax earnings for the quarter were $3,920,000 compared to $2,430,000 for the prior year quarter, an increase of 61.3%. Net earnings were $3,093,000 compared to net earnings of $2,193,000 for the prior year quarter. EBITDA1 for the quarter was $6,320,000 compared to $3,325,000 for the prior year quarter. Diluted earnings per share were $1.04 compared to diluted earnings per share of $0.74 in the prior year quarter.

The Company’s order backlog was $205.0 million on July 31, 2025, as compared to $159.4 million on July 31, 2024, and $214.6 million on April 30, 2025.

Domestic Segment - Domestic sales for the quarter were $54,352,000, an increase of 53.0% from sales of $35,523,000 in the prior year quarter. Domestic segment net earnings were $4,722,000 compared to $2,871,000 in the prior year quarter. Domestic segment EBITDA was $7,576,000 compared to $4,738,000 for the prior year quarter. The increase in Domestic sales and earnings was driven by the incorporation of Nu Aire's results, steady manufacturing volumes, improved productivity, and cost management actions.

International Segment - International sales for the quarter were $16,752,000, an increase of 30.2% from sales of $12,870,000 in the prior year quarter. International segment net earnings were $643,000 compared to $463,000 in the prior year quarter. International segment EBITDA was $1,055,000 compared to $696,000 for the prior year quarter. The impact of customer site delays experienced during most of the prior fiscal year began decreasing during the fourth quarter of fiscal year 2025, resulting in increased deliveries and billings for the first quarter of fiscal year 2026 compared to the comparable prior year period.

Corporate Segment – Corporate segment pre-tax net loss was $3,058,000 for the quarter, as compared to a pre-tax net loss of $1,992,000 in the prior year quarter. Corporate segment EBITDA for the quarter was ($2,311,000) compared to corporate segment EBITDA of ($2,109,000) for the prior year quarter. Corporate segment EBITDA remained relatively stable year over year, despite the inclusion of $730,000 of costs in the prior year period results directly related to the acquisition of Nu Aire, Inc., which closed on November 1, 2024. In the current
1 EBITDA is a non-GAAP financial measure. See the table below for a reconciliation of EBITDA and segment EBITDA to net earnings (loss), the most directly comparable GAAP measure.

CORPORATE OFFICES ● P. O. BOX 1842, STATESVILLE, NORTH CAROLINA 28687-1842 ● 2700 WEST FRONT STREET, STATESVILLE, NORTH CAROLINA 28677-2927
PHONE 704-873-7202 ● FAX 704-873-1275

year period, the Company incurred costs related to its strategic investment in its Corporate platform. These investments include increased compliance costs related to the anticipated triggering of Sarbanes-Oxley 404(b) requirements and strategic investments in people, processes, and technology to continue to build out the Company's Corporate platform in order to support future anticipated growth.

Total cash on hand on July 31, 2025, was $20,441,000, as compared to $17,164,000 on April 30, 2025. Working capital was $66,662,000, as compared to $56,012,000 at the end of the first quarter last year and $64,651,000 on April 30, 2025.

The Company had short-term debt of $4,294,000 as of July 31, 2025, as compared to $4,773,000 on April 30, 2025. Long-term debt was $60,269,000 on July 31, 2025, as compared to $60,730,000 on April 30, 2025. The building lease from the Company's December 2021 sale-leaseback transaction accounts for $26,420,000 of the long-term debt on July 31, 2025, and $26,632,000 of the long-term debt on April 30, 2025. Long-term debt, net of the sale-leaseback transaction, was $33,849,000 on July 31, 2025, as compared to $34,098,000 on April 30, 2025. The Company’s debt-to-equity ratio on July 31, 2025, was 0.94-to-1, as compared to 0.99-to-1 on April 30, 2025. The Company's debt-to-equity ratio, net of the sale-leaseback transaction, on July 31, 2025, was 0.54-to-1, as compared to 0.57-to-1 on April 30, 2025.

"Our Domestic and International segments delivered solid financial performance in the first quarter despite challenging market conditions as a result of uncertain government policy, evolving tariff structures and broader geopolitical upheaval," said Thomas D. Hull III, Kewaunee's President and Chief Executive Officer. "While our overall backlog remains near historically high levels, we are experiencing volatility in project delivery timelines that we expect will cause uneven performance by quarter for the balance of fiscal year 2026, likely starting in the second quarter. This is a reality of both the uncertainty in the market, and the nature of construction-related manufacturing, where project timing often shifts, causing peaks and valleys in production schedules."

"Kewaunee is focused on growth, both organically and inorganically, and is committed to making strategic investments in the people, processes, and technology that will support and enable this growth in a sustainable manner. These important investments are accounted for in the Corporate segment and, while some of the costs are expected to be non-recurring in nature, many of them will not be. Though this will place pressure on earnings growth in the near term, we believe it will position Kewaunee for rapid and sustained growth in the future, allowing us to gain leverage on these investments over the long term."

"Despite our anticipation of uneven quarterly performance for the remainder of fiscal year 2026, and increasing strategic investment in the Corporate platform, we expect to deliver better unadjusted EBITDA in fiscal year 2026 than we did in fiscal year 2025. We are confident in the strategies we are employing and the long-term health of the business."

EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA Reconciliation
(Unaudited)
($ in thousands)

Quarter Ended July 31, 2024	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$2,871	$463	$(1,141)	$2,193
Add/(Less):
Interest Expense	441	21	10	472
Interest Income	—	(174)	(173)	(347)
Income Taxes	764	279	(851)	192
Depreciation and Amortization	662	107	46	815
EBITDA	$4,738	$696	$(2,109)	$3,325
Professional Fees[2]	—	—	730	730
Adjusted EBITDA	$4,738	$696	$(1,379)	$4,055

Quarter Ended July 31, 2025	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$4,722	$643	$(2,272)	$3,093
Add/(Less):
Interest Expense	313	13	732	1,058
Interest Income	—	(131)	(10)	(141)
Income Taxes	1,113	434	(786)	761
Depreciation and Amortization	1,428	96	25	1,549
EBITDA	$7,576	$1,055	$(2,311)	$6,320
Professional & Other Fees[3]	—	—	224	224
Adjusted EBITDA	$7,576	$1,055	$(2,087)	$6,544

2 Professional and other fees incurred during the three months ended July 31, 2024 related to the Company's acquisition of Nu Aire, Inc. ("Nu Aire"), which closed on November 1, 2024
3 Professional and other fees incurred during the three months ended July 31, 2025 related to the Company's integration of its newly acquired subsidiary, Nu Aire

Adjusted Consolidated Statement of Operations Reconciliation
(Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended July 31,
	As Reported 2025	Professional & Other Fees[4]	Adjusted 2025	Adjusted 2024
Net sales	$71,104	$—	$71,104	$48,393
Cost of products sold	50,174	—	50,174	35,905
Gross profit	20,930	—	20,930	12,488
Operating expenses	16,120	224	15,896	9,183
Operating profit	4,810	224	5,034	3,305
Other income, net	168	—	168	327
Interest expense	(1,058)	—	(1,058)	(472)
Profit before income taxes	3,920	224	4,144	3,160
Income tax (benefit) expense	761	49	810	345
Net earnings	3,159	175	3,334	2,815
Less: Net earnings attributable to the non-controlling interest	66	—	66	45
Net earnings attributable to Kewaunee Scientific Corporation	$3,093	$175	$3,268	$2,770

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$1.08	$0.06	$1.15	$0.97
Diluted	$1.04	$0.06	$1.10	$0.93

4 Professional and other fees incurred during the three months ended July 31, 2025 related to the Company's integration of its newly acquired subsidiary, Nu Aire, including the estimated tax impact

About Non-GAAP Measures

The Company includes non-GAAP financial measures such as adjusted net earnings and adjusted net earnings per share, in the information provided with this press release as supplemental information relating to its operating results. Adjusted net earnings represents GAAP net earnings adjusted for professional and other fees related to the integration of the Company's newly acquired subsidiary, Nu Aire, Inc., and the corresponding tax impact. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

EBITDA and Segment EBITDA are calculated as net earnings (loss), less interest expense and interest income, income taxes, depreciation, and amortization. Adjusted EBITDA and Adjusted Segment EBITDA are calculated as EBITDA or Segment EBITDA less the impact of the professional and other fees related to the Company's integration of its newly acquired subsidiary, Nu Aire, Inc., as discussed in more detail above. We believe EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA allow management and investors to compare our performance to other companies on a consistent basis without regard to interest expense and interest income, income taxes, depreciation, amortization or the costs incurred related to the integration of Nu Aire, Inc., which can vary significantly between companies depending upon many factors. EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA are not calculations based upon generally accepted accounting principles, and the method for calculating EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA can vary among companies. The amounts included in the EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA calculations, however, are derived from amounts included in the historical consolidated statements of operations. EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA should not be considered as alternatives to net earnings (loss) or operating earnings (loss) as an indicator of the Company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity.

About Kewaunee Scientific

Founded in 1906, Kewaunee Scientific Corporation is a recognized global leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products. The Company’s products include steel and wood casework, fume hoods, adaptable modular systems, moveable workstations, stand-alone benches, biological safety cabinets, and epoxy resin work surfaces and sinks. The Company’s corporate headquarters are located in Statesville, North Carolina. Sales offices are located in the United States, India, Saudi Arabia, and Singapore. Three manufacturing facilities are located in Statesville serving the domestic and international markets, and one manufacturing facility is located in Bangalore, India serving the local, Asian, and African markets.

Kewaunee Scientific's newly acquired subsidiary, Nu Aire, is a leading manufacturer of biological safety cabinets, CO2 incubators, ultralow freezers, and other essential laboratory products that complement the Kewaunee Scientific portfolio. Founded in 1971, Nu Aire's headquarters and manufacturing facilities are located in Plymouth, Minnesota, with additional manufacturing capabilities located in Long Lake, Minnesota. The Company also maintains a warehouse partnership in the Netherlands and OEM partnerships in China.

Learn more at the companies' websites, located at https://www.kewaunee.com and https://www.nuaire.com/.

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All

statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors that could significantly impact results or achievements expressed or implied by such forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to: our ability to realize the benefits anticipated as a result of the Nu Aire acquisition; competitive and general economic conditions, including disruptions from government mandates, both domestically and internationally, as well as supplier constraints and other supply disruptions; changes in customer demands; technological changes in our operations or in our industry; dependence on customers’ required delivery schedules; risks related to fluctuations in the Company’s operating results from quarter to quarter; risks related to international operations, including foreign currency fluctuations; changes in the legal and regulatory environment; changes in raw materials and commodity costs; acts of terrorism, war, governmental action, and natural disasters and other Force Majeure events. The cautionary statements made pursuant to the Reform Act herein and elsewhere by us should not be construed as exhaustive. We cannot always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements. Over time, our actual results, performance, or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and harmful to our stockholders’ interest. Many important factors that could cause such a difference are described under the caption “Risk Factors,” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, which you should review carefully, and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. These reports are available on our investor relations website at www.kewaunee.com and on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Kewaunee Scientific Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
($ and shares in thousands, except per share amounts)

	Three Months Ended July 31,
	2025	2024
Net sales	$71,104	$48,393
Cost of products sold	50,174	35,905
Gross profit	20,930	12,488
Operating expenses	16,120	9,913
Operating profit	4,810	2,575
Other income, net	168	327
Interest expense	(1,058)	(472)
Profit before income taxes	3,920	2,430
Income tax expense	761	192
Net earnings	3,159	2,238
Less: Net earnings attributable to the non-controlling interest	66	45
Net earnings attributable to Kewaunee Scientific Corporation	$3,093	$2,193

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$1.08	$0.77
Diluted	$1.04	$0.74
Weighted average number of common shares outstanding
Basic	2,851	2,849
Diluted	2,963	2,967

Kewaunee Scientific Corporation
Condensed Consolidated Balance Sheets
($ in thousands)

	July 31, 2025	April 30, 2025
	(Unaudited)
Assets
Cash and cash equivalents	$19,489	$14,942
Restricted cash	952	2,222
Receivables, less allowances	56,897	62,384
Inventories	34,923	32,849
Prepaid expenses and other current assets	4,887	5,966
Total Current Assets	117,148	118,363
Net property, plant and equipment	22,781	23,174
Right of use assets	12,022	12,965
Deferred income taxes	4,211	3,994
Net intangible assets	17,447	17,831
Goodwill	12,487	12,487
Other assets	7,390	5,840
Total Assets	$193,486	$194,654

Liabilities and Stockholders' Equity
Short-term borrowings	$495	$986
Current portion of lease obligations	3,220	3,371
Current portion of financing liability	807	788
Current portion of term loan	2,903	2,903
Accounts payable	26,327	27,033
Other current liabilities	16,734	18,631
Total Current Liabilities	50,486	53,712
Long-term portion of lease obligations	8,156	8,946
Long-term portion of financing liability	26,420	26,632
Long-term portion of seller note	24,021	23,537
Long-term portion of term loan	9,686	10,412
Other non-current liabilities	5,848	5,170
Total Liabilities	124,617	128,409
Kewaunee Scientific Corporation Equity	67,078	64,457
Non-controlling interest	1,791	1,788
Total Stockholders' Equity	68,869	66,245
Total Liabilities and Stockholders' Equity	$193,486	$194,654